HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
June 7, 2007

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

The terms and conditions relating to the seven offerings set forth in this free writing prospectus shall supersede the terms and conditions set forth in a free writing prospectus dated June 6, 2007 relating to the same seven offerings previously filed with the Securities and Exchange Commission.

This free writing prospectus relates to seven separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Offering Period End Date: [June 22, 2007 at 2:00 pm, New York City time]
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: June 22, 2007
•     Issue Date: June 27, 2007
•     Maturity Date: 3 business days after the final valuation date
•     Initial Price: Market price of the reference asset on the initial valuation date

•     Barrier Price: The product of the barrier level multiplied by the initial price
•     Interest Payment Dates: The 27th calendar day following the issue date (or if that day is not a business day, the following business day), commencing on July 27, 2007 and ending on the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system

Reference Asset/ Reference Issuer (TICKER)	Page Number	Interest Rate (per Annum)	Barrier Level	Barrier Price	Principal Amount	Agent’s Discount or Commission Per Note / Total (1)	Proceeds to Us Per Note / Total	CUSIP / ISIN	Final valuation date
InterOil Corporation (IOC)	FWP-5	30.90%	75%	TBD	TBD	TBD	TBD	40428H LK6 / US40428HLK67	September 24, 2007
EVERGREEN ENERGY INC. (EEE)	FWP-6	20.00%	70%	TBD	TBD	TBD	TBD	40428H LL4 / US40428HLL41	September 24, 2007
ARENA PHARMACEUTICALS, INC. (ARNA)	FWP-7	17.70%	70%	TBD	TBD	TBD	TBD	40428H LM2 / US40428HLM24	September 24, 2007
INTERCONTINENTALEXCHANGE, INC. (ICE)	FWP-8	12.35%	80%	TBD	TBD	TBD	TBD	40428H LN0/ US40428HLN07	September 24, 2007
MASSEY ENERGY COMPANY (MEE)	FWP-9	11.35%	70%	TBD	TBD	TBD	TBD	40428H LP5/ US40428HLP54	December 24, 2007
NATIONAL OILWELL VARCO, INC. (NOV)	FWP-10	10.70%	80%	TBD	TBD	TBD	TBD	40428H LQ3 / US40428HLQ38	December 24, 2007
MONSTER WORLDWIDE, INC. (MNST)	FWP-11	10.15%	80%	TBD	TBD	TBD	TBD	40428H LR1/ US40428HLR11	June 23, 2008

(1)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. June 7, 2007

GENERAL TERMS

This free writing prospectus relates to seven separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement atwww.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm
•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm
•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”
•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

FWP-3

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through March 30, 2007 and for the period from April 2, 2007 through June 5, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

INTEROIL CORPORATION (IOC)

Description of InterOil Corporation

According to publicly available information, InterOil Corporation, (“InterOil") together with its subsidiaries, engages in the exploration and production of oil and gas properties in Papua New Guinea. InterOil owns four exploration licenses and two retention licenses in Papua New Guinea covering approximately nine million acres; and a 15% working interest in petroleum prospecting license 244 located offshore in the Gulf of Papua; a 43.13% working interest in petroleum retention license 4; and a 28.576% working interest in petroleum retention license 5. InterOil also engages in liquefaction, refining, and marketing jet fuel, diesel, and gasoline, as well as naphtha and low sulfur waxy residue. In addition, InterOil involves in the wholesale and retail distribution of refined petroleum products; and Shell and BP branded commercial and industrial lubricants, such as engine and hydraulic oils.

InterOil’s SEC file number is 001-32179.

Historical Performance of InterOil

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	10.50	2.25	8.50
June 28, 2002	9.45	2.90	6.78
September 30, 2002	6.90	5.00	5.33
December 31, 2002	9.05	5.33	7.58
March 31, 2003	9.56	7.65	9.56
June 30, 2003	13.07	9.42	12.69
September 30, 2003	26.06	12.33	24.37
December 31, 2003	25.00	15.29	24.65
March 31, 2004	29.50	23.30	26.69
June 30, 2004	27.30	20.82	21.75
September 30, 2004	24.35	14.79	22.15
December 31, 2004	40.60	22.65	37.84
March 31, 2005	43.65	31.76	34.96
June 30, 2005	35.85	20.07	27.18
September 30, 2005	32.07	21.27	23.30
December 30, 2005	28.81	17.50	26.80
March 31, 2006	26.41	12.64	13.14
June 30, 2006	20.54	12.36	19.00
September 29, 2006	20.14	12.14	18.93
December 29, 2006	30.80	15.20	30.29
March 30, 2007	30.01	21.41	26.60
April 2, 2007- June 5, 2007	43.40	26.05	42.45

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 30.90 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	InterOil

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	30.90 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.725%		100.00%
+	90%	7.725%		90.00%
+	80%	7.725%		80.00%
+	70%	7.725%		70.00%
+	60%	7.725%		60.00%
+	50%	7.725%		50.00%
+	40%	7.725%		40.00%
+	30%	7.725%		30.00%
+	20%	7.725%		20.00%
+	10%	7.725%		10.00%
	0%	7.725%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.275%	7.725%	-10.00%
-	20%	-12.275%	7.725%	-20.00%
-	30%	-22.275%	N/A	-30.00%
-	40%	-32.275%	N/A	-40.00%
-	50%	-42.275%	N/A	-50.00%
-	60%	-52.275%	N/A	-60.00%
-	70%	-62.275%	N/A	-70.00%
-	80%	-72.275%	N/A	-80.00%
-	90%	-82.275%	N/A	-90.00%
-	100%	-92.275%	N/A	-100.00%

FWP-5

EVERGREEN ENERGY INC. (EEE)

Description of EVERGREEN ENERGY INC.

According to publicly available information, EVERGREEN ENERGY, INC. (“Evergreen”), together with its subsidiaries, provides energy, environmental, and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. Evergreen produces lower emission fuel utilizing its proprietary K-Fuel process. The K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into lower emission fuel. The K-Fuel process also enables the removal of certain impurities, including mercury and the reduction of emissions of sulfur dioxide and nitrogen oxide. Evergreen also licenses its technology to third parties.

Evergreen Energy’s SEC file number is 001-14176.

Historical Performance of Evergreen

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	3.06	2.50	2.73
June 28, 2002	2.83	1.80	2.55
September 30, 2002	2.60	1.73	2.00
December 31, 2002	2.75	1.68	2.59
March 31, 2003	2.75	2.35	2.51
June 30, 2003	4.40	2.41	3.88
September 30, 2003	5.25	3.39	5.02
December 31, 2003	7.86	5.01	7.55
March 31, 2004	10.58	7.36	10.39
June 30, 2004	11.05	7.04	7.62
September 30, 2004	9.61	6.24	7.71
December 31, 2004	15.94	6.91	14.52
March 31, 2005	18.00	12.24	13.40
June 30, 2005	14.90	10.32	14.29
September 30, 2005	18.48	13.98	17.11
December 30, 2005	17.50	12.41	17.14
March 31, 2006	22.16	16.50	18.20
June 30, 2006	19.52	11.62	15.28
September 29, 2006	16.50	8.39	10.70
December 29, 2006	14.13	7.65	9.95
March 30, 2007	10.60	5.45	6.57
April 2, 2007- June 5, 2007	7.83	5.45	6.65

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Evergreen

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	5.00%	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-6

ARENA PHARMACEUTICALS, INC. (ARNA)

Description of ARENA PHARMACEUTICALS, INC.

According to publicly available information, ARENA PHARMACEUTICALS, INC. (“Arena"), a clinical-stage biopharmaceutical company, focuses on the discovery, development, and commercialization of oral drugs for cardiovascular, central nervous system, inflammatory, and metabolic diseases. Arena is developing a pipeline of compounds targeting orphan G protein-coupled receptors using its drug discovery technologies, including constitutively activated receptor technology and Melanophore technology. Arena’s drug candidate, lorcaserin hydrochloride, is in Phase 3 clinical trial program for the treatment of obesity. Arena’s other lead development programs include APD125, a 5-HT2a serotonin receptor inverse agonist, which is in Phase 2 clinical trail for the treatment of insomnia; APD791, an anti-thrombotic drug candidate, which is in preclinical development stage for the treatment of arterial thromboembolic diseases, such as acute coronary syndrome.

Arena’s SEC file number is 000-31161.

Historical Performance of Arena

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	12.79	9.46	9.96
June 28, 2002	9.98	5.95	8.40
September 30, 2002	8.37	5.45	5.60
December 31, 2002	7.49	5.20	6.51
March 31, 2003	7.14	6.11	6.58
June 30, 2003	8.36	6.00	6.67
September 30, 2003	7.74	6.50	7.20
December 31, 2003	8.57	6.17	6.20
March 31, 2004	7.10	5.68	6.50
June 30, 2004	6.70	5.00	5.46
September 30, 2004	5.50	3.48	4.31
December 31, 2004	6.80	4.19	6.70
March 31, 2005	6.80	4.95	5.05
June 30, 2005	7.49	4.85	6.82
September 30, 2005	10.00	6.61	9.90
December 30, 2005	14.64	9.10	14.21
March 31, 2006	20.68	14.21	18.11
June 30, 2006	18.19	10.26	11.58
September 29, 2006	12.97	9.18	11.98
December 29, 2006	17.69	11.93	12.91
March 30, 2007	14.58	9.96	10.86
April 2, 2007- June 5, 2007	14.74	10.34	13.80

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.70 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Arena

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	17.70 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.425%		100.00%
+	90%	4.425%		90.00%
+	80%	4.425%		80.00%
+	70%	4.425%		70.00%
+	60%	4.425%		60.00%
+	50%	4.425%		50.00%
+	40%	4.425%		40.00%
+	30%	4.425%		30.00%
+	20%	4.425%		20.00%
+	10%	4.425%		10.00%
	0%	4.425%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.575%	4.425%	-10.00%
-	20%	-15.575%	4.425%	-20.00%
-	30%	-25.575%	4.425%	-30.00%
-	40%	-35.575%	N/A	-40.00%
-	50%	-45.575%	N/A	-50.00%
-	60%	-55.575%	N/A	-60.00%
-	70%	-65.575%	N/A	-70.00%
-	80%	-75.575%	N/A	-80.00%
-	90%	-85.575%	N/A	-90.00%
-	100%	-95.575%	N/A	-100.00%

FWP-7

INTERCONTINENTALEXCHANGE, INC. (ICE)

Description of INTERCONTINENTALEXCHANGE, INC.

According to publicly available information, INTERCONTINENTAL EXCHANGE, INC. (“ICE") through its subsidiaries, owns and operates an Internet-based global electronic marketplace for trading in futures and over-the-counter (“OTC”) commodities, and derivative financial products in the United States and internationally. ICE operates in four segments: Energy Futures and Options Markets, Global OTC Markets, Market Data, and Soft Commodity Futures and Options Markets. ICE issued a press release on March 15, 2007 announcing that it made a proposal to the Board of Directors of CBOT Holdings, Inc. (“CBOT”) to combine the two companies in a stock-for-stock transaction as an alternative to the previously announced merger of CBOT with Chicago Mercantile Exchange Holdings, Inc. The common stock of ICE started trading on the New York Stock Exchange on November 15, 2005; therefore, historical prices of ICE commenced on and from November 15, 2005.

ICE’s SEC file number is 001-32671.

Historical Performance of ICE

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	44.21	26.00	36.35
March 31, 2006	73.59	36.00	69.05
June 30, 2006	82.40	45.27	57.94
September 29, 2006	77.92	51.77	75.07
December 29, 2006	113.85	72.15	107.90
March 30, 2007	167.00	108.15	122.21
April 2, 2007- June 5, 2007	153.36	120.56	148.76

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.35 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	ICE

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	12.35 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.088%		100.00%
+	90%	3.088%		90.00%
+	80%	3.088%		80.00%
+	70%	3.088%		70.00%
+	60%	3.088%		60.00%
+	50%	3.088%		50.00%
+	40%	3.088%		40.00%
+	30%	3.088%		30.00%
+	20%	3.088%		20.00%
+	10%	3.088%		10.00%
	0%	3.088%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.912%	3.088%	-10.00%
-	20%	-16.912%	3.088%	-20.00%
-	30%	-26.912%	N/A	-30.00%
-	40%	-36.912%	N/A	-40.00%
-	50%	-46.912%	N/A	-50.00%
-	60%	-56.912%	N/A	-60.00%
-	70%	-66.912%	N/A	-70.00%
-	80%	-76.912%	N/A	-80.00%
-	90%	-86.912%	N/A	-90.00%
-	100%	-96.912%	N/A	-100.00%

FWP-8

MASSEY ENERGY COMPANY (MEE)

Description of MASSEY ENERGY COMPANY

According to publicly available information, MASSEY ENERGY COMPANY, ("Massey") through its subsidiaries, engages in the production, processing, and sale of bituminous coal of steam and metallurgical grades through its processing and shipping centers called resource groups. These resource groups or mining complexes blend, process, and ship coal that is produced from one or more mines. Massey sells its steam coal to utility and industrial clients as fuel for power plants. Massey's metallurgical coal is used to make coke for use in the manufacture of steel. Massey also operates material handling facilities and a synfuel production plant. The plant converts coal products to synthetic fuel. Massey's customers include electric utilities, steel manufacturers, industrial customers, and energy traders and brokers. In addition, Massey holds interests in operations that produce, gather, and market natural gas from shallow reservoirs in the Appalachian Basin, as well as engages in the sale of non-strategic assets, such as timber, oil and gas rights, and surface properties and reserves.

Massey’s SEC file number is 1-7775.

Historical Performance of Massey

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	22.41	13.45	16.90
June 28, 2002	18.70	12.26	12.70
September 30, 2002	12.78	5.15	6.45
December 31, 2002	10.80	4.55	9.72
March 31, 2003	10.85	7.30	9.40
June 30, 2003	15.05	9.15	13.15
September 30, 2003	14.20	10.80	13.30
December 31, 2003	21.60	13.25	20.80
March 31, 2004	24.40	17.99	22.07
June 30, 2004	28.21	20.79	28.21
September 30, 2004	29.66	24.59	28.93
December 31, 2004	36.96	26.03	34.95
March 31, 2005	46.60	31.80	40.04
June 30, 2005	42.15	34.86	37.72
September 30, 2005	57.00	37.76	51.07
December 30, 2005	52.59	36.62	37.87
March 31, 2006	41.53	33.10	36.07
June 30, 2006	44.34	32.15	36.00
September 29, 2006	37.05	18.77	20.94
December 29, 2006	28.00	19.31	23.23
March 30, 2007	26.35	21.55	23.99
April 2, 2007- June 5, 2007	30.73	23.85	28.35

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.35 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Massey

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.35 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.675%		100.00%
+	90%	5.675%		90.00%
+	80%	5.675%		80.00%
+	70%	5.675%		70.00%
+	60%	5.675%		60.00%
+	50%	5.675%		50.00%
+	40%	5.675%		40.00%
+	30%	5.675%		30.00%
+	20%	5.675%		20.00%
+	10%	5.675%		10.00%
	0%	5.675%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.325%	5.675%	-10.00%
-	20%	-14.325%	5.675%	-20.00%
-	30%	-24.325%	5.675%	-30.00%
-	40%	-34.325%	N/A	-40.00%
-	50%	-44.325%	N/A	-50.00%
-	60%	-54.325%	N/A	-60.00%
-	70%	-64.325%	N/A	-70.00%
-	80%	-74.325%	N/A	-80.00%
-	90%	-84.325%	N/A	-90.00%
-	100%	-94.325%	N/A	-100.00%

FWP-9

NATIONAL OILWELL VARCO, INC. (NOV)

Description of NATIONAL OILWELL VARCO, INC.

According to publicly available information, NATIONAL OILWELL VARCO, INC. ("NOV") engages in the design, construction, manufacture, and sale of systems, components, and products to the oil and gas industry worldwide. NOV operates in three segments: Rig Technology, Petroleum Services & Supplies, and Distribution Services. The Rig Technology segment produces and sells systems for the drilling, completion, and servicing of oil and gas wells. The Petroleum Services & Supplies segment offers various consumable goods and services used to drill, complete, remediate, and workover oil and gas wells and service pipelines, flowlines, and other oilfield tubular goods. The Distribution Services segment offers maintenance, support, repair, and operating supplies; and spare parts to drill site and production locations. NOV serves drilling contractors, shipyards and other rig fabricators, well servicing companies, national oil companies, independent oil and gas companies, supply stores, and pipe-running service providers. .

NOV’s SEC file number is 1-12317.

Historical Performance of NOV

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	26.26	16.43	25.33
June 28, 2002	28.81	20.91	21.05
September 30, 2002	21.29	15.19	19.38
December 31, 2002	23.31	17.69	21.84
March 31, 2003	23.85	19.15	22.39
June 30, 2003	24.85	20.48	22.00
September 30, 2003	21.92	17.71	18.14
December 31, 2003	23.44	17.50	22.36
March 31, 2004	31.08	21.66	28.28
June 30, 2004	31.74	25.42	31.49
September 30, 2004	34.48	27.94	32.86
December 31, 2004	37.38	31.54	35.29
March 31, 2005	50.50	33.08	46.70
June 30, 2005	49.23	39.27	47.54
September 30, 2005	68.33	46.21	65.80
December 30, 2005	67.40	53.15	62.70
March 31, 2006	77.60	55.78	64.12
June 30, 2006	72.99	56.32	63.32
September 29, 2006	68.65	54.87	58.55
December 29, 2006	68.60	51.62	61.18
March 30, 2007	79.28	53.75	77.79
April 2, 2007- June 5, 2007	99.43	76.55	98.14

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.70 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	NOV

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	10.70 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.35%		100.00%
+	90%	5.35%		90.00%
+	80%	5.35%		80.00%
+	70%	5.35%		70.00%
+	60%	5.35%		60.00%
+	50%	5.35%		50.00%
+	40%	5.35%		40.00%
+	30%	5.35%		30.00%
+	20%	5.35%		20.00%
+	10%	5.35%		10.00%
	0%	5.35%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.65%	5.35%	-10.00%
-	20%	-14.65%	5.35%	-20.00%
-	30%	-24.65%	N/A	-30.00%
-	40%	-34.65%	N/A	-40.00%
-	50%	-44.65%	N/A	-50.00%
-	60%	-54.65%	N/A	-60.00%
-	70%	-64.65%	N/A	-70.00%
-	80%	-74.65%	N/A	-80.00%
-	90%	-84.65%	N/A	-90.00%
-	100%	-94.65%	N/A	-100.00%

FWP-10

MONSTER WORLDWIDE, INC. (MNST)

Description of MONSTER WORLDWIDE, INC.

According to publicly available information, MONSTER WORLDWIDE, INC. ("Monster") provides online employment solutions to Fortune 100 companies, small and medium-sized enterprises, and government agencies worldwide. Monster has two segments, Monster Careers and Internet Advertising & Fees. The Monster Careers segment offers online recruiting solutions and services, including searchable job postings, a resume database, and other career related content. The Monster Careers segment also offers fee based premium career services to job seekers, which include resume writing, resume priority listing, and premium networking, as well as allows employers and human resources professionals post jobs, search its resume database, and utilize career site hosting and applicant tracking systems and other ancillary services. The Internet Advertising & Fees segment provides consumers with content, services, and offers that help them manage the development and direction of their current and future careers, while providing employers, educators, and marketers with media-driven solutions..

Monster’s SEC file number is 000-21571.

Historical Performance of Monster

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	45.10	24.62	32.30
June 28, 2002	33.26	18.78	20.14
September 30, 2002	20.85	7.44	8.43
December 31, 2002	17.12	7.69	10.60
March 31, 2003	12.74	7.15	10.05
June 30, 2003	23.92	10.04	19.73
September 30, 2003	29.53	19.01	25.22
December 31, 2003	29.65	18.66	21.96
March 31, 2004	27.04	20.02	26.20
June 30, 2004	29.94	23.52	25.72
September 30, 2004	25.90	17.60	24.64
December 31, 2004	34.25	24.08	33.64
March 31, 2005	34.02	26.79	28.01
June 30, 2005	29.35	22.44	28.68
September 30, 2005	32.86	27.71	30.71
December 30, 2005	42.03	28.59	40.82
March 31, 2006	51.38	39.77	49.86
June 30, 2006	59.99	34.75	42.66
September 29, 2006	43.25	34.81	36.19
December 29, 2006	48.20	36.20	46.64
March 30, 2007	54.79	45.77	47.37
April 2, 2007- June 5, 2007	50.28	39.90	46.14

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.15 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Monster

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	10.15 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.15%		100.00%
+	90%	10.15%		90.00%
+	80%	10.15%		80.00%
+	70%	10.15%		70.00%
+	60%	10.15%		60.00%
+	50%	10.15%		50.00%
+	40%	10.15%		40.00%
+	30%	10.15%		30.00%
+	20%	10.15%		20.00%
+	10%	10.15%		10.00%
	0%	10.15%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.15%	10.15%	-10.00%
-	20%	-9.85%	10.15%	-20.00%
-	30%	-19.85%	N/A	-30.00%
-	40%	-29.85%	N/A	-40.00%
-	50%	-39.85%	N/A	-50.00%
-	60%	-49.85%	N/A	-60.00%
-	70%	-59.85%	N/A	-70.00%
-	80%	-69.85%	N/A	-80.00%
-	90%	-79.85%	N/A	-90.00%
-	100%	-89.85%	N/A	-100.00%

FWP-11